UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2018
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CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
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Maryland	001-35870	90-0947148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
1233 O.G. Skinner Drive, West Point, Georgia 31833
(Address of principal executive offices) (Zip code)
(706) 645-1391
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets

Effective September 1, 2018, Charter Financial Corporation, a Maryland corporation (the 'Company") was acquired by CenterState Bank Corporation, a Florida corporation ("CenterState") pursuant to an Agreement and Plan of Merger, dated as of April 24, 2018 (the "Merger Agreement") through the merger of Charter with and into CenterState (the "Merger"), with CenterState as the surviving entity in the Merger. Immediately thereafter, the Company's direct wholly-owned subsidiary bank, CharterBank, merged with and into CenterState's direct wholly-owned subsidiary bank, CenterState Bank, N.A. ("CenterState Bank"), with CenterState Bank as the surviving national bank subsidiary of CenterState (the "Bank Merger" and collectively with the Merger, the "Mergers").

Pursuant to the Merger Agreement, the Company's stockholders received (i) 0.738 of a share of CenterState common stock (the "Stock Consideration") and (ii) $2.30 in cash (the "Cash Consideration" and together with the Stock Consideration, the "Merger Consideration") for each outstanding share of the Company's common stock held immediately prior to the effective time of the Merger. No fractional shares of CenterState common stock were issued in the Merger and any fractional share of CenterState common stock was paid in cash in the amount of $29.71 per share.

At the effective time of the Merger, each option to acquire shares of the Company's common stock vested and was converted into the right to receive a cash payment equal to the product of (i) the number of shares of Charter common stock underlying such option and (ii) $23.00 minus the exercise price per share under such option. In addition, in connection with the Merger, each outstanding unvested share of restricted stock of the Company became vested in full and was treated as an outstanding share of the Company's common stock.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Mergers) in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company requested that the NASDAQ Stock Market ("NASDAQ") suspend trading in the Company's common stock and file a notification on Form 25 with the Securities and Exchange Commission (the "SEC") to delist shares of the Company's common stock from NASDAQ and remove them from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the opening of the market on September 4, 2018. On August 31, 2018, NASDAQ filed a notification of removal from listing on Form 25 with the SEC with respect to the Company's common stock. The Company intends to file a Form 15 with the SEC to request the termination of the registration of the Company's common stock under Section 12(g) of the Exchange Act and to suspend the Company's reporting obligations under Sections 13 and 15(d) of the Exchange Act as soon as practicable.

Item 3.03.    Material Modification to the Rights of Security Holders

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01.    Changes in Control of Registrant

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Merger Agreement, all of the members of the Boards of Directors of the Company and CharterBank prior to the Merger resigned from such Boards of Directors and all committees thereof, effective as of the Effective Time. Additionally, all of the Company's executive officers resigned as of the Effective Time from their positions as executive officers of the Company, except that Lee Washam, President of the Company and CharterBank, has joined CenterState Bank as Regional President for Georgia.

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits.

	Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of April 24, 2018, by and between CenterState Bank Corporation and Charter Financial Corporation (incorporated herein by reference to Exhibit 2.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION
(Registrant)

Date:	September 4, 2018	By:	/s/ Curtis R. Kollar
Curtis R. Kollar
Senior Vice President and Chief Financial Officer